[Letterhead of Sutherland Asbill & Brennan LLP]
Exhibit 12
October 20, 2009
Patriot Capital Funding, Inc.
274 Riverside Avenue
Westport, CT 06880
Prospect Capital Corporation
10 East 40th Street, 44th Floor
New York, NY 10016
Ladies and Gentlemen:
     We have acted as special tax counsel to Patriot Capital Funding, Inc., a Delaware corporation (the “Company”), in connection with the proposed merger (the “Merger”) of the Company with and into Prospect Capital Corporation, a Maryland corporation (the “Acquirer”), pursuant to the Agreement and Plan of Merger dated as of August 3, 2009, by and between the Company and the Acquirer (as amended or supplemented through the date hereof, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form N-14 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement-prospectus contained therein, we are rendering our opinion concerning certain United States federal income tax matters resulting from the Merger.
     In providing our opinion, we have examined the Agreement, the Registration Statement, the proxy statement-prospectus contained therein (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transaction and the parties thereto set forth in the Agreement are true, correct, and complete, and the Registration Statement is true, correct, and complete, (iii) the factual statements and representations made by the Company and the Acquirer in their respective officer’s certificates dated as of the date hereof and delivered to us for purposes of this opinion (the “Officers’ Certificates”) are true, correct, and complete as of the date hereof and will remain true, correct, and complete at all times up to and including the Effective Time, (iv) any such statements and representations made in the Officers’ Certificates “to the knowledge of” any person or similarly qualified are and will be true, correct, and complete without such qualification, and (v) the Company, the Acquirer, and their respective subsidiaries will treat the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above-described assumptions are untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

     Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
     We express no opinion on any issue relating to the tax or nontax consequences of the transactions contemplated by the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury regulations promulgated thereunder, published and private rulings of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform the Company or the Acquirer of any such change or inaccuracy that may occur or come to our attention.
     We are furnishing this opinion in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Sutherland Asbill & Brennan LLP